Exhibit 99.1

CONTACT:	Corporate Communications 404-715-2554 Investor Relations 404-715-2170
Delta Closes $2.1 Billion of Financing Transactions
ATLANTA, Sept. 28, 2009 — Delta Air Lines (NYSE: DAL) today announced that it has closed $2.1 billion of financing transactions, marking a significant step toward addressing the company’s 2010 debt maturities and further strengthening its liquidity position.
“The competitive terms and strong demand for this financing reflect the market’s confidence in Delta and our financial strength,” said Ed Bastian, Delta’s president. “With these transactions, we’ve addressed more than 40 percent of our 2010 maturities and generated an incremental $600 million to bolster our best-in-class liquidity position.”
The $2.1 billion transaction will generate $600 million in incremental liquidity after refinancing $1.5 billion from Northwest’s bank credit and revolving credit facilities. Delta now expects its unrestricted liquidity at Sept. 30, 2009, to be $5.6 billion. The total transaction has an effective yield of 9.2 percent.
Bastian continued, “We’d like to thank our banks — Barclays Capital, Citibank, Deutsche Bank, Goldman Sachs, JP Morgan, Morgan Stanley, and UBS Investment Bank — for their partnership and commitment to helping Delta secure our capital needs.”
The new financing transactions are secured by liens against Delta’s Pacific franchise, which includes route authorities, slots and gate leaseholds.
About Delta
Delta Air Lines is the world’s No. 1 airline. From its hubs in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterdam and Tokyo-Narita, Delta, its Northwest subsidiary and Delta Connection carriers offer service to 360 destinations in 64 countries and serve more than 170 million passengers each year. Delta’s marketing alliances allow customers to earn and redeem either SkyMiles or WorldPerks on more than 16,000 daily flights offered by SkyTeam and other partners. Delta’s more than 70,000 employees worldwide are reshaping the aviation industry as the only U.S. airline to offer a full global network. Customers can check in for flights, print boarding passes, check bags and flight status at delta.com.
Forward Looking Statements
Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the effects of the global recession; the effects of the global financial crisis; the impact of posting collateral in connection with our fuel hedge contracts;

the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the ability to realize the anticipated benefits of our merger with Northwest; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in its operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; the impact of the rapid spread of contagious illnesses; and competitive conditions in the airline industry.
Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Form 10-Q for the quarterly period ended June 30, 2009. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of September 28, 2009, and which we have no current intention to update.
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